SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 30, 2006

SOFTBRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Meridian Crossings, Suite 800
Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (612) 851-1500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 30, 2006, Gregg A. Waldon signed an offer letter accepting the positions of Senior Vice President, Chief Financial Officer and Secretary of SoftBrands, Inc. (the “Company”) effective June 2, 2006.   In accordance with the offer letter, Mr. Waldon will be entitled to an annual salary of $265,000 per year, will be entitled to a transition bonus of $30,000 if he remains employed through the end of the current fiscal year (September 30, 2006) and will be entitled to participate in the Company’s bonus plan for executive officers for the fiscal year ending September 30, 2007 with a bonus of $132,500 if 100% of targeted performance of that plan is achieved.  Mr. Waldon was also granted stock appreciation rights with respect to 300,000 shares of the Company’s common stock on the standard form approved for employees on commencement of his employment, and is entitled to other standard employment benefits.  Mr. Waldon and the Company also executed on June 2, 2006 a severance pay agreement that provides Mr. Waldon with a payment of six month’s salary, in addition to salary, bonus and benefits accumulated through the date of termination, if his employment is terminated within one year after a change of control, and further provides that his stock-based benefits will be accelerated and remain outstanding upon such a termination.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Consistent with his agreement with the Company, David G. Latzke, the Senior Vice President, Chief Financial Officer and Secretary, resigned his positions as an officer effective on June 2, 2006 but agreed to continue to assist with the transition of his duties to Gregg Waldon through June 30, 2006.

(c)  Effective June 2, 2006, Gregg A. Waldon was appointed as Senior Vice President, Chief Financial Officer and Secretary of the Company. From April 1999 until joining the Company, Mr. Waldon served as Chief Financial Officer, Secretary and Treasurer of Stellent, Inc., a publicly held provider of content management software, and also served as Executive Vice President of Stellent after April 2003. From 1992 to April 1999, he held various financial management positions with GalaGen Inc., a publicly traded biopharmaceutical and nutritional ingredients company, where he served as Chief Financial Officer since November 1994. Prior to that time, Mr. Waldon was employed by PricewaterhouseCoopers LLP.

Except with respect to his offer letter, there were no arrangements or understandings between Mr. Waldon and SoftBrands or any other person pursuant to which he was retained as an officer.

Item 7.01.  Regulation FD Disclosure

The Company issued a press release on June 5, 2006 announcing the appointment of Gregg A. Waldon, a copy of which is furnished with this Form 8-K.

Item 9.01  Financial Statements And Exhibits

(c) Exhibits

10.1  Offer letter with Gregg A. Waldon executed as of March 30, 2006.

10.2  Severance Pay Agreement dated June 2 2006.

99.1  Press Release dated June 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2006

SOFTBRANDS, INC.

/s/ Randal B. Tofteland
Randal B. Tofteland, Chief Executive Officer and President